                                  EXHIBIT 23.1


              Consent of Independent Certified Public Accountants

     We hereby consent to the use in this registration statement on Amendment No. 1 to Form S-1 of our report dated May 14, 1999, except for Note 8 as to which the date is July 14, 1999, relating to the financial statements of perfumania.com, inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
July 28, 1999